UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 4, 2025

SOMNIGROUP INTERNATIONAL INC.
(Exact name of registrant as specified in its charter)

Delaware	001-31922	33-1022198
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1000 Tempur Way
Lexington, Kentucky  40511
(Address of principal executive offices) (Zip Code)

(800) 878-8889
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, $0.01 par value	SGI	New York Stock Exchange

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 4, 2025, the Board of Directors (the "Board") of Somnigroup International Inc. (the "Company") appointed Steven H. Rusing as President of Mattress Firm Group LLC (collectively with subsidiaries, "Mattress Firm"), effective March 10, 2025. Mattress Firm is a wholly-owned subsidiary of the Company.

Mr. Rusing has served as Executive Vice President, President, U.S. Sales for the Company (legacy Tempur Sealy) since January 2020 and previously served as Senior Vice President, U.S. Sales from March 2016. Mr. Rusing joined Sealy Corporation in June 1992 and held various account management roles with increasing responsibility. From June 1996 until October 2002, he served as District Sales Manager. In November 2002, he was appointed Vice President of Sales for the West Region until June 2006. From July 2006 to December 2007, he served as Vice President of National Accounts. In January 2008, he was appointed Senior Vice President of National Accounts and held the same role at the Company starting in June 2013.

In connection with Mr. Rusing's promotion to President of Mattress Firm, Mr. Rusing will receive an annual base salary of $550,000, a signing bonus of $1,000,000 and a one-time relocation payment of $500,000 to facilitate his move to Houston, Texas. Beginning January 1, 2026, Mr. Rusing will also receive a target bonus annual opportunity of 85% of base salary, with the payout ranging from 0% to 200% based on Mattress Firm's corporate and financial achievements. For fiscal year 2025, Mr. Rusing is eligible to receive a guaranteed annual bonus of $500,000, subject to his continued employment as President of Mattress Firm through December 31, 2025.

Commencing in 2026 Mr. Rusing will be considered for future equity awards in accordance with the Company's process for executives, but the timing, amount and terms of any future grants will be subject to the discretion of the Human Resources/Capital and Talent Committee of the Board. Mr. Rusing's current unvested equity awards will continue to vest according to the terms of the applicable award agreements.

There are no arrangements between Mr. Rusing and any other persons pursuant to which he was appointed. There are no family relationships between Mr. Rusing and any director or executive officer of the Company, and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  March 7, 2025

Somnigroup International Inc.

By:	/s/ Bhaskar Rao
Name:	Bhaskar Rao
Title:	Executive Vice President & Chief Financial Officer